                                                                 Exhibit 10.8

                   SECOND AMENDMENT TO ENERGY AGREEMENT


     This Second Amendment to the Energy Agreement Between Norenco Corporation and Waldorf Corporation ("Second Amendment") is made and entered into this 31st day of January, 1996 by and between NRG ENERGY, INC., a Delaware Corporation, formerly known as Norenco Corporation ("NRG" or "Seller") and WALDORF CORPORATION, a Delaware Corporation ("Waldorf" or "Buyer").



     WITNESSETH THAT:



     WHEREAS, Buyer owns and operates a recycled paperboard mill and folding carton plant located in the City of St. Paul, Minnesota ("Buyer's Facility"); and



     WHEREAS, Seller's parent, Northern States Power Company ("NSP") owns and operates an electric generating facility located in the City of St. Paul, Minnesota (the "High Bridge Plant"), which produces steam that Buyer purchases through the Energy Agreement, as hereinafter defined; and



     WHEREAS, Seller owns a steam line which runs from the High Bridge Plant to Buyer's Facility and has a contract to purchase steam from NSP and, accordingly, sells to Buyer steam pursuant to the Energy Agreement, as hereinafter defined; and

     WHEREAS, Buyer, pursuant to the Energy Agreement entered into between Buyer and Norenco Corporation on February 12, 1988 ("Energy Agreement"), currently purchases all of its non-electrical requirements for energy to conduct its operations at Buyer's Facility from Seller in the form of steam and is obligated to purchase such requirements from Seller through June 30, 2001; and



     WHEREAS, Buyer and Seller entered the First Amendment to the Energy Agreement on October 26, 1993; and



     WHEREAS, Buyer and Seller desire to extend the duration of the Energy Agreement through June 30, 2007 provided that Seller undertakes certain obligations, some of which are currently performed by Buyer pursuant to the Energy Agreement; and



     WHEREAS, Seller desires to assume and perform the additional obligations, as hereinafter described.



     NOW THEREFORE, in consideration of the premises, mutual covenants and agreements contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by each of the parties hereto, the parties hereby agree as follows:

                                 GENERAL



     All of the terms and conditions set forth in the Energy Agreement, as amended on October 26, 1993, shall remain in full force and effect, except to the extent that such terms and conditions are modified by or in conflict with this Second Amendment, in which case this Second Amendment shall prevail. Subject to the foregoing, Buyer and Seller deem this Second Amendment and the Energy Agreement, as amended on October 26, 1993, as one in the same document (hereinafter collectively referred to as "this Agreement").



1.   DEFINITIONS



     1.1.1      "ADJUSTED BASE PRICE" shall mean the amount to be paid by Buyer
                to Seller per          BTU's of steam energy delivered to Buyer
                hereunder, at Buyer's Metering Station, from July 1, 1990 until the termination of this Agreement. During such period, the Adjusted Base Price shall be computed as follows: During each Contract Year commencing July 1, 1990 through the life of this Agreement, the Adjusted Base Prices (both the "Standard Adjusted Base Price" and the "Premium Adjusted Base Price") shall be computed for the ensuing Contract Year by using the Base Prices or Adjusted Base

               Prices for the Contract Year having just ended, and increasing or decreasing such Base Prices or Adjusted Base Prices by a percentage equal to the corresponding percentage increase or decrease, as the case may be, between Seller's Total Costs for each of the two immediately preceding Contract Years;
               provided, however, that regardless of any, increase or
               decrease in Seller's Total Cost, the Adjusted Base Price for the Contract Year commencing July 1, 1990 and ending June 30,
               1991 shall not be less than $    per MMBTU (herein sometimes
               referred to as "Standard Adjusted Base Price"); and provided further that, if the average usage during any twelve (12) hour period during the Contract Year commencing July 1, 1990 and
               ending June 30, 1991 is less than    pounds of Useable Steam per
               hour for reasons other than Buyer's Scheduled Maintenance, the Adjusted Base Price for any such twelve (12) hour period shall
               be not less than $     per MMBTU (herein sometimes referred to
               as "Premium Adjusted Base Price").



     1.1.6     "BASE PRICE" shall mean:



               1.1.6.1    Where the average usage during any twelve (12) hour
                          period is equal to or greater
           than      pounds of Usable Steam per hour during the months of
           September through June,     or pounds of Usable Steam per hour
           during the months of July and August, or less than these thresholds due to Buyer's Scheduled Maintenance, an amount
           equal to $     per MMBTU for all Usable Steam provided during
           such twelve (12) hour period, measured at Buyer's Metering
           Station (herein sometimes referred to as the "Standard Base
           Price"); or



1.1.6.2    Where the average usage during any twelve (12)  hour period is less
           than     pounds of Usable Steam per hour during the months of
           September through June, or than     pounds of Usable Steam per hour
           during the months of July and August, for reasons other than
           Buyer's Scheduled Maintenance, an amount equal to $    per MMBTU for
           all Usable Steam provided during such twelve (12) hour period, measured at Buyer's Metering station (herein sometimes referred to as the "Premium Base Price").

           1.1.6.3 The twelve (12) hour periods during which average usage is calculated shall be the "a.m." period from 12:00 midnight until 12:00 o'clock noon, and the "p.m." period from 12:00 noon until 12:00 o'clock midnight. Such time intervals may be changed from time to time as Buyer and Seller determine and set forth in a standard operating plan. The Base Price shall not be adjusted during the period from the date hereof through June 30, 1990.



1.1.13A "BUYER'S SCHEDULED MAINTENANCE" shall mean any Buyer's facility maintenance that requires Buyer's average usage during any twelve
           (12) hour period to fall below      pounds of Useable Steam per hour
           and for which Buyer has provided Seller notice at least two (2) days prior to such maintenance.



1.1.14 "CAPITAL COSTS" shall mean all costs, which costs are required by law to be capitalized for tax purposes under the Internal Revenue Code as existing and in effect on the date such costs are incurred, and which are incurred in a) replacing, restoring or improving the Supply Line, including the costs of the Snelling/Marshall Bridge Work, and right-of-way relocations, and b) constructing, developing and establishing a Make Up Water System including, without limitation, all costs incurred by purchasing, installing and integrating a reverse osmosis system and constructing and drilling a water well at the High Bridge Plant and installing any necessary equipment at the High Bridge Plant and Buyer's Facility.



     1.1.17 "CONDENSATE" shall mean steam condensate return water for the High Bridge Plant. "ACCEPTABLE CONDENSATE" returned shall not have been in contact with the Buyer's process.



     1.1.25 "FORCE MAJEURE" shall mean acts of God, war, civil commotion, fire, explosions, the elements or other casualty, labor strikes or disputes, action or orders of governmental agencies or institutions or the courts, or other causes beyond the reasonable control of a party hereto (which shall expressly include NRG's inability, despite NRG's reasonable efforts, to obtain an extension to St. Paul Ordinance #17567, dated March 30, 1988, which expires on June 30, 2001 and permits NRG to deliver Useable Steam to Buyer) which preclude or materially impair the operation of the Generating
               Equipment, the High Bridge Plant, the Supply Line or the boilers at Buyer's Facility, or shut down or materially impair the sources or means of energy supply, or preclude or materially impair Buyer from accepting delivery of energy; provided, however, that energy price considerations shall not be deemed to be a Force Majeure; and provided further that failure to timely contract for any energy supply shall not be deemed to be a Force Majeure; and provided further that overload or excess demand not caused by any of the foregoing (including demand caused by extremes in temperature or prolonged periods of high or low temperatures) shall not be deemed to be a Force Majeure; and provided further, that if any Force Majeure conditions relating to the Supply Line can be corrected by the expenditure of funds (net of Buyer's contribution under Section 8.5.2 and any insurance proceeds received by Seller) which, for each occurrence, are less than $ or 50% of the amount of the Liquidated Damages set forth in Section 9.5 for that same Contract Year, whichever amount is greater, and if Seller elects not to expend the funds necessary to cure such Force Majeure conditions in a timely manner, then such conditions shall not be deemed to be a Force Majeure.



     1.l.30A "LAY UP SERVICES" shall mean all services necessary to lay up Buyer's present boiler system and demineralization system, in wet storage and in a state of readiness that would allow for light off and full operation in less than twenty four hours.



     1.l.32A "MAKE UP WATER" shall mean all water to be added by Seller to Acceptable Condensate in the amount and form necessary to provide Buyer Useable Steam under this Agreement.



     1.1.32B    "MAKE UP WATER CHARGE" shall mean the monthly amount of $
                that Buyer agrees to pay Seller for providing Make Up Water.
                The Make Up Water Charge of $       per month is based in part
                upon Seller's represented estimate that the Make Up Water
                System  will  cost  Seller  $           to construct and
                install.  The Make Up Water System cost consists of
                improvements of $      at the NSP High Bridge Plant and $
                at Buyer's facility.  If the costs to construct and install the
                improvements  at  Buyer's  facility  exceed $         the
                parties shall agree either to adjust
                the Make Up Water Charge to reflect, or to have Buyer
                reimburse Seller for, the actual costs in excess of $      .



     1.1.32C "MAKE UP WATER COMMENCEMENT DATE" shall mean the first day the Make Up Water System is used to provide Make Up Water.
                The Make Up Water Commencement Date shall not occur until (1) the Make Up Water System has been constructed, thoroughly tested and placed in continuous operation meeting specifications under this Agreement to produce Useable Steam for twelve hours immediately preceding the Make Up Water Commencement Date, (2) the standard operating plan for the Energy Agreement has been revised, approved and implemented by Buyer and Seller to account for the Make Up Water System; provided, however, that Buyer may waive this requirement for a revised standard operating plan if the parties are unable to agree on the contents of such revised standard operating plan, and (3) Seller has given Buyer at least twenty-four (24) hours advance notice of the Make Up Water Commencement Date, which notice Buyer may waive. Seller shall use all reasonable efforts to cause the Make Up Water Commencement Date to occur on or before July 1, 1996.

l.1.32D "MAKE UP WATER SYSTEM" shall mean the entire system necessary for Seller to provide and deliver Make Up Water.




1.l.39A "NRG" shall mean NRG ENERGY, INC. a corporation organized under the laws of the State of Delaware, which is a wholly-owned subsidiary of NSP, was formerly known as NORENCO Corporation, and is the owner and operator of the Supply Line and the Make Up Water System.



l.l.40A "OPERATIONS AND MAINTENANCE SERVICES" shall mean all services necessary to operate and maintain the Make Up Water System.



1.1.42     "SELLER" shall mean NRG.



1.1.48 "TERM" shall mean the period of time beginning on the Commencement Date and continuing through June 30, 2007, subject to the occurrence of the Condition Precedent contained in Section 2.6, or unless sooner terminated as provided under this Agreement.



1.1.50 "VERIFIABLE COSTS" shall mean all reasonable and necessary incremental costs actually incurred by

               Seller in providing Lay Up Services and Operations and Maintenance Services, broken out for each category but shall not include any Capital Costs. The types of Verifiable Costs are listed on Second Amendment Exhibit I attached hereto. Buyer shall have the right to have an independent third party, knowledgeable as to Seller's operations and systems, audit Seller's records to verify the amount, reasonableness and necessity of Seller's actual costs incurred that support Seller's reported Verifiable Costs. In order to exercise its right to audit a particular fiscal year, Buyer must notify Seller within ninety days after the end of Seller's fiscal year, except that prior years may also be audited if the audit for such fiscal year reveaols variation in excess of five (5) percent from Seller's reported Verifiable Costs. If Seller's reported Verifiable Costs for any Contract Year exceed the actual amount of reasonable and necessary costs determined by Buyer's third party auditor by more than one (1) percent, Seller shall refund to Buyer any amount overcollected and if said amount is more than five (5) percent Seller shall also pay all fees and costs of Buyer's third party auditor. Seller shall make available all records reasonably required by the third party auditor.



     1.1.51 "VERIFIABLE COSTS CHARGE" shall mean the Verifiable Costs incurred by NRG each month, commencing July 1 of each year beginning on July 1, 1996, plus fifteen percent (15%), until such time that the cumulative total of Verifiable Costs
                exceed $          as  adjusted  annually  by  the  CPI
                Adjustment. At the point that the cumulative total of Verifiable Costs for the period beginning July 1 exceeds $
                as adjusted annually by the CPI Adjustment, the Verifiable
                Cost Charge for the month in which the $        cumulative
                total is exceeded and thereafter shall mean the Verifiable Costs incurred by NRG during the applicable month(s). If, however, the cumulative total of Verifiable Costs for the
                period beginning July 1 exceed $         as adjusted annually
                by the CPI Adjustment the Verifiable Costs Charge for the
                month in which the $         cumulative total is exceeded
                shall mean the Verifiable Costs incurred by NRG during the applicable month, less fifty percent (50%) of the amount by
                which the total of Verifiable Costs exceeds $       .
                Thereafter, for the remaining months until June 30, the Verifiable

                Cost Charge shall mean fifty percent (50%) of the applicable month's Verifiable Costs.



2.   CONSTRUCTION; OWNERSHIP; OPERATION; SERVICES.



     2.1 In addition to the provisions of Section 2.1 of the Energy Agreement, Seller, at its cost, shall construct, develop and establish a Make Up Water System by, without limitation, purchasing, installing and integrating a reverse osmosis system and drilling a water well at the High Bridge Plant and installing any necessary equipment at both the High Bridge Plant and Buyer's Facility.



     2.2 In addition to the provisions of Section 2.2 of the Energy Agreement, Seller shall, at its cost, obtain all licenses or permits to construct, develop, establish and operate the Make Up Water System.



     2.3 Section 2.3 of the Energy Agreement is deleted in its entirety and replaced with the following:



                      Throughout the Term of this Agreement, Seller shall own,
                operate, maintain, repair and adjust the Supply Line and the Make Up Water System, and shall cause NSP to maintain, adjust and repair the Generating Equipment.

                Buyer shall own, maintain and repair all Associated Equipment. Seller shall have the right to enter Buyer's Facility for the purpose of maintaining and repairing the Supply Line and any part of the Make Up Water System located there, and to the extent Buyer does not adequately and timely maintain the Associated Equipment, enter Buyer's Facility for the purpose of maintaining and repairing the Associated Equipment including all modifications, adjustments, replacements and additions which have heretofore or may hereafter be made to Buyer's Facility and shall be reimbursed by Buyer for such maintenance repair, modification, adjustment, replacement and additions.



     2.4 Section 2.4 of the Energy Agreement is deleted in its entirety and replaced with the following:



                      Buyer shall not, by reason of this Agreement or the
                termination of this Agreement or the payments made pursuant to this Agreement, acquire title or ownership in or to the Generating Equipment, the Supply Line or the Make Up Water System, and Seller shall not acquire title or ownership in or to the Associated Equipment.



     2.5 Section 2.5 of the Energy Agreement is deleted in its entirety and replaced with the following:

                      Any portion of the Supply Line or the Make Up Water
                System (except the Associated Equipment) heretofore or hereafter placed at Buyer's Facility by Seller for the purpose of furnishing steam or Make Up Water hereunder shall be and remain the property of Seller, and Buyer shall exercise reasonable care to protect such portion of the Supply Line or the Make Up Water System from loss or damage.



     2.6 The parties acknowledge that this Second Amendment to the Energy Agreement will be signed in advance of the required Minnesota Public Utility Commission approval of a certain Amendment to the Amended Agreement for the Sale of Thermal Energy between Norenco Corporation and NSP dated May 17, 1993 (the "NSP Agreement"), which amendment shall, among other things, extend the term of the NSP Agreement to December 31, 2008 (such approval hereinafter referred to as the "Condition Precedent"). The extension of the Energy Agreement Term through June 30, 2007 is subject to occurrence of the Condition Precedent. If, for any reason, this Condition Precedent does not occur, then the Term of the Energy Agreement shall run through its original Term, June 30, 2001.



3.   TERM.



     3.1 Section 3.1 is hereby deleted and replaced in its entirety with the following:



                This Agreement shall continue through June 30, 2007, subject to the occurrence of the Condition Precedent contained in
                Section 2.6, unless sooner terminated as provided under this Agreement.



4.   QUANTITY.



     4.1.13 In addition to the provisions of Sections 4.1.1 through 4.1.12 of the Energy Agreement, in the event an Interruption occurs, Seller shall advise Buyer whether Seller can repair the malfunction in a timely and efficient manner to justify a delay in starting up Buyer's boiler and demineralization systems.



5.   CONDENSATE RETURN.

     5.1 Section 5.1 of the Energy Agreement is deleted in its entirety and replaced with the following:



                During each Contract Year of the Term, Buyer shall deliver to Seller all of Buyer's Condensate, except for nominal amounts used by Buyer from time to time, for use in producing Buyer's steam at the High Bridge Plant. Seller shall provide the water to initiate steam production and all Make Up Water.



     5.3 During each contract year of the Term after the Make Up Water Commencement Date, Seller shall temper and sewer Condensate. However, from time to time, to facilitate Condensate return line maintenance by Seller, Seller may request, and Buyer shall use all reasonable efforts to comply, that Buyer temper and sewer Condensate. For any Condensate tempered and sewered by Buyer hereunder, Seller shall credit Buyer for the BTU content of the Condensate tempered, measured at Buyer's Metering Station, reasonable documented costs of tempering and sewering the Condensate plus fifteen percent (15%) (such costs hereinafter "Buyer's Condensate Credit").



7.   BILLING.

7.1 Section 7.1 of the Energy Agreement is deleted in its entirety and replaced with the following:



           Seller shall submit a bill following the end of each month of the Term which shall include:



                (1) the number of MMBTUs of Useable Steam delivered and the number of MMBTUs of steam generated at Buyer's Facility with Alternate Fuels and Condensate returned during the preceding month;



                (2) the Net MMBTUs of Steam received by Buyer during the preceding month;



                (3) the amount of the applicable Base Price or the applicable Adjusted Base Price;



                (4) the nature, amount and price of any Alternate Fuel delivered by Seller during the preceding month;



                (5)   the Energy Charge;



                (6) Interruptions and Down Time (number, length, and consequence);

                (7)  the amount of the Ordinance Fee;



                (8) beginning on the Make Up Water Commencement Date,

                     (a)  the Make Up Water Charge;



                     (b)  Verifiable Costs Charge; and



                     (c)  the Buyer's Condensate Credit; and



                (9)  other charges as applicable.



8.   COSTS AND CHARGES.



     8.1 Section 8.1 of the Energy Agreement is deleted in its entirety and replaced with the following:



                For each month of the Term, Buyer shall be obligated to pay Seller an Energy Charge, a Make Up Water Charge, and Verifiable Cost Charge, based upon the bills received from Seller according to Section 7.1 above but subject to any third party audit Buyer may conduct, and Buyer shall pay such other amounts as are otherwise required pursuant to Article 8 of this Agreement.

8.2 Section 8.2 of the Energy Agreement is deleted in its entirety and replaced with the following:



           Buyer shall pay or reimburse Seller for its payment of the Ordinance Fee related to Useable Steam. Seller shall obtain an amendment to any applicable ordinance necessary to deliver Useable Steam throughout the Term. Seller shall bear and pay any and all ad valorem property taxes and assessments levied on the construction or ownership of the Supply Line and any and all franchise fees associated with the delivery of Useable Steam hereunder and shall cause NSP to pay such taxes and assessments levied on the Generating Equipment, without reimbursement from Buyer.



8.5.1 Section 8.5.1 of the Energy Agreement is deleted in its entirety and replaced with the following:



           Seller shall pay, without contribution or reimbursement by Buyer, all Capital Costs exclusive of normal maintenance incurred during the Term hereof which are necessary to ensure an efficient utilization of the Supply Line through June 30, 2007, and which are not the result of Force Majeure or are not related to the performance of the Snelling/Marshall Bridge Work.



10.        INDEMNITY.


     10.1 Section 10.1 of the Energy Agreement is deleted in its entirety and replaced with the following:



                Seller shall indemnify, defend and hold Buyer harmless from and against all costs, liabilities, claims and damages, whether on account of bodily injury or death, and/or property damage sustained by any person or thing, including employees and property of Seller and any other person or entity or his or its property, which is caused or contributed to by the design, construction, installation, modification, repair or use of the Generating Equipment or the Supply Line or the Make Up Water System or by the escape of steam or Alternate fuel at any place before it reaches the delivery point at Buyer's Facility; and Seller shall, at its sole expense, defend any and all actions based thereon, and pay all reasonable attorneys' fees, costs and expenses including settlement arising therefrom. Buyer shall tender to Seller the defense of any action arising under this Section. However, Seller is not required to defend and indemnify Buyer under the foregoing provision against:



                (1) Claims of injury or damages to Buyer's own personnel, plant and equipment; or



                (2) Claims of injury or damages resulting from an act or omission of Buyer which was done with a wrongful intent to cause the injury or damage sustained.



           With respect to Section 10.1(1) above, Buyer will provide Seller with all appropriate waiver of subrogation as to the risks insured by the insurance policies required in Section 10.3.



11.  REPRESENTATIONS.



     11.1 Section 11.1 of the Energy Agreement is deleted in its entirety and replaced with the following:



           Seller hereby represents on behalf of itself:



                (1) Seller is a corporation duly organized validly existing and in good standing under the laws of the State of Delaware and has corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder.



                (2) The execution, delivery, and performance by Seller of this Agreement have been duly authorized by all necessary corporate action on the part of Seller, do not contravene any law, or any government rule, regulation, or order, applicable to Seller or its properties, or the Articles of Incorporation or By-Laws of Seller, and do not and will not contravene the provisions of, or constitute a default under, any indenture, mortgage, contract, or other instrument to which Seller is a party or by which it is bound, and this Agreement constitutes a legal, valid, and binding obligation of Seller enforceable in accordance with its terms, except as limited by applicable bankruptcy, insolvency, reorganization, or similar laws at the time in effect.


                (3) There are no actions, suits, or proceedings pending or to Seller's knowledge threatened against or affecting Seller before any court or administrative body or agency which might materially adversely affect the ability of Seller to perform its obligations under this Agreement.

                (4) Seller has received an estimate from HDR Engineering that the construction and installation of the Make Up Water System shall, after adjusting for inflation, cost approximately $



12.  MISCELLANEOUS.



     12.3 Section 12.3 of the Energy Agreement in deleted in its entirety and replaced with the following:



                All notices, requests, demands and other communications required by or necessary to this Agreement shall be in writing. Notice shall be deemed to have been given when delivered by hand or deposited in the United States mail, certified with return receipt requested, postage paid, addressed to the appropriate party at its respective mailing address as set forth immediately below:



                 If to Seller:         NRG Energy, Inc.
                                       Suite 700
                                       1221 Nicollet Mall
                                       Minneapolis, Minnesota 55403-2445
                                       Attention: Vice President
                                         Operations and Engineering

                With a copy to:       Northern States Power Company
                                      414 Nicollet Mall
                                      Minneapolis, Minnesota 55401
                                      Attention: Senior Vice
                                         President - Power Supply

                 If to Buyer:          Waldorf Corporation
                                       2250 Wabash Avenue
                                       St. Paul, Minnesota 55114
                                       Attention:  Senior Vice
                                          President of Mill Operations


                Either party to this Agreement, by notice to other party given as required above not less than ten (10) days prior to the effective date of the change, may change its address for the purpose of all future communications.



     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized officers as of the date and year first above-written.

                                      WALDORF CORPORATION


                                      By /s/ Jack B. Greenshields
                                        -------------------------------
                                      Its Senior Vice President
                                          Mill Business Group

                                      NRG ENERGY, INC.



                                      By /s/ Ronald J. Will
                                        --------------------------
                                      Its
                                         -------------------------

                      Second Amendment Exhibit 1



Labor
Miscellaneous Maintenance Cleaning I&C, etc.
Resin Replacement
     Cation
     Anion
Reverse Osmosis Membrane Replacement
Reverse Osmosis Membrane Cleaning
Chemical, D.I. Regen
Auxiliary Power - Reverse Osmosis System
Auxiliary Power - Well
Well Maintenance
Sewer Costs - Reject
Sewer Costs Neutralization
Anti-scale and Acid Feed
Water for Demineralization Lay Up Procedure
Salt
Weekly Monitoring for Demineralization System
Nitrogen
Ground Water Fees
City Water Fees
Other Reasonable Miscellaneous Costs